Exhibit 99.03
Southern Company
Significant Factors Impacting EPS

	Three Months Ended June			Year-to-Date June
	2011	2010	Change	2011	2010	Change
Consolidated Earnings Per Share–
As Reported (See Notes)	$0.71	$0.62	$0.09	$1.20	$1.22	($0.02)

Significant Factors:
Traditional Operating Companies			0.09			(0.02)
Southern Power			0.02			0.04
Parent Company and Other			0.00			0.00
Additional Shares			(0.02)			(0.04)
Total–As Reported			$0.09			($0.02)

Notes
-	For the three months and six months ended June 30, 2011 and 2010, dilution does not change basic earnings per share by more than 1 cent and is not material.

-	Certain prior year data has been reclassified to conform with current year presentation.

-	Information contained in this report is subject to audit and adjustments. Certain classifications and rounding may be different from final results published in the Form 10-Q.